Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

pan-Africa corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right to receive one-tenth (1/10) of one Class A ordinary share	(1)	457(a)	14,375,000	$10.00	$143,750,000.00	0.0001381	$19,851.88
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	14,375,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Rights included as part of the units	(3)	Other	14,375,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying rights included as part of the units	(4)	Other	1,437,500	$10.00	$14,375,000.00	0.0001381	$1,985.19

Total Offering Amounts:							$158,125,000.00		21,837.07
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$21,837.07

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Includes 1,875,000 units, consisting of 1,875,000 Class A ordinary shares and 1,875,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.